UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 19, 2013

LENDER PROCESSING SERVICES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34005	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue Jacksonville, Florida	32204
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (904) 854-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2013, Lender Processing Services, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). The Company filed its Definitive Proxy Statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission on October 31, 2013.

As of October 29, 2013, the record date for the Special Meeting, 87,019,512 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. A quorum of 69,548,552 shares of common stock were present or represented at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1. Proposal to adopt the Agreement and Plan of Merger, dated as of May 28, 2013 (the “Merger Agreement”), by and among the Company, Fidelity National Financial, Inc., and Lion Merger Sub, Inc. The proposal to adopt the Merger Agreement received the affirmative vote of approximately 78.6% of the outstanding shares of common stock entitled to vote at the Special Meeting.

For	Against	Abstain	Broker Non-Votes
68,437,600	414,776	696,176	0

2. Non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the merger. The non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the merger received the affirmative vote of approximately 79.9% of the votes cast.

For	Against	Abstain	Broker Non-Votes
55,587,233	12,732,506	1,228,813	0

Because there were sufficient votes from the Company’s stockholders to adopt the Merger Agreement, the vote on the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called.

On December 19, 2013, the Company issued a press release in connection with the results of the stockholder vote at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release issued by LPS, dated December 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

Date: December 19, 2013	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by LPS, dated December 19, 2013.